Exhibit 99.1

FOR RELEASE (04.28.2020)	Katie A. Lorenson, Chief Financial Officer 952.417.3725 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

FIRST QUARTER 2020 NET INCOME OF $5.4 MILLION

GRAND FORKS, N.D. (April 28, 2020) – Alerus Financial Corporation (Nasdaq: ALRS) reported net income of $5.4 million for the first quarter of 2020, or $0.30 per diluted common share, compared to $7.7 million of net income, or $0.43 per diluted common share, for the fourth quarter of 2019, and net income of $6.4 million, or $0.46 per diluted common share, for the first quarter of 2019.

CEO Comments

Chairman, President, and Chief Executive Officer Randy Newman said, “The first quarter of 2020 ended much differently than it began. Like many of our clients, we too are navigating unprecedented times responding to COVID-19. As our nation and communities come together, so does our Alerus team, with a sharp focus on continuing to serve clients. For years, we’ve served with a shared philosophy and purpose to work in our clients’ best interests. Now more than ever, our purpose guides us as we support and advise clients. This includes helping clients access critical funding with the new Paycheck Protection Program, answering questions regarding retirement plans and the numerous changes following the passing of the CARES Act, and supporting clients facing financial hardship with loan modifications. We have a sense of urgency and continue to modify our business to adapt to the ever-changing environment.

Equally important to serving our clients is taking care of our employees. We swiftly moved the vast majority of our team to a work from home setting in a matter of days, took proactive steps to limit the potential spread of COVID-19 by closing our lobbies and serving clients only through digital technology or our drive-ups, introduced relief pay to ensure our employees will continue to be paid should they become ill or need to care for a family member, and added on-site hazard pay for those employees who must work from one of our offices to continue business operations. These actions reinforce our commitment to ensuring the safety and well-being of our employees and clients.

Although significant uncertainty lies ahead, Alerus has entered the current crisis from a position of strength. We have robust capital levels from our recent initial public offering, a diversified business model and a diversified loan portfolio. Due to the uncertain economic impact and duration of COVID-19, we prudently increased our allowance for loan losses this past quarter from 1.39% of total loans at December 31, 2019, to 1.54% of total loans at March 31, 2020. In addition, strong deposit growth continued to contribute to our significant on and off-balance sheet liquidity. Our diversified business model results in nearly 60% of our revenue earned from noninterest income, a key driver for our strong core operating earnings. Over the last several years, we have transformed our organization through a strategy we call “One Alerus”. Through this strategy, we have made significant investments in talent, technology and digital applications. With this infrastructure and team in place, we believe we are well positioned to serve clients in this time of crisis, as we utilize these investments to proactively reach out to clients, increase digital adoption, and build lifetime client relationships.”

Quarterly Highlights

▪	Return on average assets of 0.89%, compared to 1.33% for the fourth quarter of 2019
▪	Return on average common equity of 7.32%, compared to 10.65% for the fourth quarter of 2019
▪	Return on average tangible common equity(1) of 9.76%, compared to 13.78% f or the fourth quarter of 2019
▪	Net interest margin (tax-equivalent)(1) was 3.35%, compared to 3.45% for the fourth quarter of 2019
▪	Noninterest income as a percentage of total revenue was 59.07%, compared to 61.56% for the fourth quarter of 2019
▪	Noninterest income decreased $2.4 million, or 8.0%, compared to the fourth quarter of 2019
▪	Mortgage originations totaled $228.6 million, a 12.5% decrease from the fourth quarter of 2019
▪	Available-for-sale investment securities increased $43.8 million, or 14.1%, from the fourth quarter of 2019
▪	Loans held for sale increased $25.4 million, or 54.2%, from the fourth quarter of 2019
▪	Loans held for investment increased $37.0 million, or 2.1%, from the fourth quarter of 2019
▪	Deposits increased $150.2 million, or 7.6%, from the fourth quarter of 2019

(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended
	March 31,	December 31,	March 31,
(dollars and shares in thousands, except per share data)	2020	2019	2019
Performance Ratios
Return on average total assets	0.89%	1.33%	1.20%
Return on average common equity	7.32%	10.65%	13.06%
Return on average tangible common equity (1)	9.76%	13.78%	18.99%
Noninterest income as a % of revenue	59.07%	61.56%	56.74%
Net interest margin (tax-equivalent) (1)	3.35%	3.45%	3.86%
Efficiency ratio (1)	77.47%	73.68%	73.30%
Net charge-offs/(recoveries) to average loans	(0.14)%	0.20%	0.41%
Dividend payout ratio	50.00%	34.88%	30.43%
Per Common Share
Earnings per common share - basic (2)	$0.31	$0.44	$0.47
Earnings per common share - diluted (2)	$0.30	$0.43	$0.46
Dividends declared per common share	$0.15	$0.15	$0.14
Tangible book value per common share (1)	$14.55	$14.08	$11.25
Average common shares outstanding - basic	17,070	17,049	13,781
Average common shares outstanding - diluted	17,405	17,397	14,078
Other Data
Retirement and benefit services assets under administration/management	$27,718,026	$31,904,648	$29,760,820
Wealth management assets under administration/management	2,746,052	3,103,056	2,721,328
Mortgage originations	228,568	261,263	125,536

(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”
(2)	Earnings per share calculated using the two-class method beginning in the third quarter of 2019.

Earnings Per Share

Beginning in the third quarter of 2019, the Company elected to prospectively use the two-class method in calculating earnings per share due to the restricted stock awards and restricted stock units qualifying as participating securities. Under the two-class method, earnings available to common shareholders for the period are allocated between common shareholders and participating securities according to dividends declared (or accumulated) and participating rights in undistributed earnings. Average shares of common stock for diluted net income per common share include shares to be issued upon the vesting of restricted stock awards and restricted stock units granted under the Company's share-based compensation plans.

The following table presents the calculation of basic and diluted earnings per share for the periods indicated:

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019
Net income	$5,363	$7,652	$6,436
Dividends and undistributed earnings allocated to participating securities	82	138	—
Net income available to common shareholders	$5,281	$7,514	$6,436
Weighted-average common shares outstanding for basic EPS	17,070	17,049	13,781
Dilutive effect of stock-based awards	335	348	297
Weighted-average common shares outstanding for diluted EPS	17,405	17,397	14,078
Earnings per common share:
Basic earnings per common share	0.31	0.44	0.47
Diluted earnings per common share	0.30	0.43	0.46

Results of Operations

Net Interest Income

Net interest income for the first quarter of 2020 was $18.8 million, an increase of $378 thousand, or 2.0%, from $18.5 million for the fourth quarter of 2019. The increase was primarily driven by an increase of $259 thousand in interest income on investment securities and a decrease of $140 thousand in interest expense on deposits, partially offset by a decrease of  $117 thousand in interest income from loans.

Compared to the first quarter of 2019, net interest income for the first quarter of 2020 decreased $283 thousand. The decrease was primarily due to a $1.0 million decrease in interest income from loans partially offset by increases of $441 thousand and $386 thousand in interest income from investment securities and other interest income, respectively.

Net Interest Margin (Tax-Equivalent)

Net interest margin (tax-equivalent), a non-GAAP financial measure, for the first quarter of 2020 was 3.35%, compared to 3.45% for the fourth quarter of 2019. The average balance of interest-bearing deposits with banks increased by $63.3 million in the first quarter of 2020 compared to the fourth quarter of 2019. For the first quarter of 2020, the average yield on total loans was 4.72% compared to 4.79% for the fourth quarter of 2019. For the first quarter of 2020, the average cost of interest-bearing liabilities was 1.13% compared to 1.26% for the fourth quarter of 2019.

Compared to the first quarter of 2019, net interest margin (tax-equivalent) for the first quarter of 2020 decreased 51 basis points from 3.86%. The decrease in net interest margin from the first quarter of 2019 was due to a 59 basis point lower average earning asset yield and a $172.5 million increase in the average balance of interest-bearing deposits. In addition, the average yield on loans fell from 5.03% in the first quarter of 2019 to 4.72% in the first quarter of 2020 and the average rate on total interest-bearing liabilities decreased 6 basis points to 1.13% in the first quarter of 2020.

Noninterest Income

Noninterest income for the first quarter of 2020 was $27.2 million,  a  $2.4 million, or 8.0%, decrease from the fourth quarter of 2019. The decrease was primarily due to a $1.4 million decrease in retirement and benefit services revenue along with a $1.0 million decrease in mortgage banking revenue. The decrease in retirement and benefit services revenue was primarily due to an expected $506 thousand decrease in plan document fees.  The fourth quarter of 2019 also included seasonally higher distribution fees and transactional trustee fees. In addition, asset based fees declined $456 thousand primarily due to market impact during the first quarter of 2020, as a result of the volatility and downward movement of the financial markets in response to COVID-19. The decrease in mortgage banking was primarily due to a seasonal decrease in mortgage originations of $32.7 million during the quarter.

Noninterest income for the first quarter of 2020 increased $2.1 million, or 8.4%, from the $25.1 million in the first quarter of 2019. Retirement and benefit services revenue increased $1.2 million primarily due to increases in transaction related fees, including distribution and loan fees. Mortgage banking revenue increased $476 thousand as mortgage originations increased from $125.5 million in the first quarter of 2019 to $228.6 million in the first quarter of 2020, partially offset by a $2.5 million change in the mark-to-market of the related hedges. Wealth management revenue increased $435 thousand, or 12%, due to strong organic growth and market performance for the majority of the first quarter of 2020.

Noninterest Expense

Noninterest expense for the first quarter of 2020 was $36.7 million, an increase of $291 thousand, or 0.8%, compared to the fourth quarter of 2019. The increase was primarily due to increases  of $1.0 million in seasonally higher employee taxes and benefits,  $175 thousand in professional fees and assessments, $156 thousand in mortgage and lending expenses, and $107 thousand in business services, software and technology expense, partially offset by decreases of $528 thousand in marketing and business development, $290 thousand in compensation expense, $276  thousand in other expense, and $191 thousand in travel expenses.

Compared to the first quarter of 2019, noninterest expense for the first quarter of 2020 increased $3.2 million, or 9.6%, from $33.5 million. The increase was primarily attributable to increases of $1.9 million in compensation expenses,  $646 thousand in business services, software and technology expenses, and $597 thousand in mortgage and lending expenses.  The increases in compensation and mortgage and lending expenses were primarily the result of higher mortgage originations and the recognition of $405 thousand of mortgage servicing rights impairment. The increase in business services, software and technology expenses is primarily due to our “One Alerus” initiative.

Financial Condition

Total assets were $2.5 billion as of March 31, 2020, an increase of $155.2 million, or 6.6%, from December 31, 2019. The increase in total assets was primarily due to increases of $54.5 million in cash and cash equivalents,  $43.8 million in available-for-sale investment securities, $37.0 million in loans, $25.4 million in loans held for sale and $4.2 million in other assets.

Loans

Total loans were $1.76 billion as of March  31, 2020, an increase of $37.0 million, or 2.1%, from December 31, 2019. The increase was primarily due to increases of $27.4 million in our commercial real estate loan portfolio and $23.5 million in our commercial and industrial loan portfolio. These increases were partially offset by decreases in our consumer loan portfolio.

The following table presents the composition of our loan portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Commercial
Commercial and industrial	$502,637	$479,144	$485,183	$513,120	$514,033
Real estate construction	25,487	26,378	21,674	26,584	22,188
Commercial real estate	522,106	494,703	444,600	442,797	444,882
Total commercial	1,050,230	1,000,225	951,457	982,501	981,103
Consumer
Residential real estate first mortgage	457,895	457,155	459,763	452,049	451,401
Residential real estate junior lien	170,538	177,373	182,516	185,209	186,296
Other revolving and installment	79,614	86,526	92,351	93,693	94,992
Total consumer	708,047	721,054	734,630	730,951	732,689
Total loans	$1,758,277	$1,721,279	$1,686,087	$1,713,452	$1,713,792

Deposits

Total deposits were $2.1 billion as of March  31, 2020, an increase of $150.2 million, or 7.6%, from December 31, 2019. The increase was due to an increase of $119.3 million in interest-bearing deposits and an increase of $30.9 million in noninterest-bearing deposits. The increase in interest-bearing deposits was primarily due to a $76.6 million increase in synergistic deposits from our retirement and benefit services and wealth management segments. In addition, health savings account, or HSA, deposits were $124.2 million as of March 31, 2020, an increase of $4.4 million, or 3.7%, from December 31, 2019. Noninterest-bearing deposits as a percentage of total deposits were  28.7%  and 29.3%  as of March  31, 2020 and December 31, 2019, respectively.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Noninterest-bearing demand	$608,559	$577,704	$537,951	$506,021	$530,960
Interest-bearing
Interest-bearing demand	477,752	458,689	424,249	439,342	440,755
Savings accounts	60,181	55,777	55,513	56,163	57,304
Money market savings	773,652	683,064	622,647	568,450	675,145
Time deposits	201,370	196,082	192,753	183,389	178,106
Total interest-bearing	1,512,955	1,393,612	1,295,162	1,247,344	1,351,310
Total deposits	$2,121,514	$1,971,316	$1,833,113	$1,753,365	$1,882,270

Asset Quality

Total nonperforming assets were $7.2 million as of March  31, 2020, a decrease of $656 thousand from December 31, 2019. As of March  31, 2020, the allowance for loan losses was $27.0 million, or 1.54% of total loans, compared to $23.9 million, or 1.39% of total loans, as of December 31, 2019.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Nonaccrual loans	$6,959	$7,379	$5,107	$4,623	$8,267
Accruing loans 90+ days past due	11	448	45	28	—
Total nonperforming loans	6,970	7,827	5,152	4,651	8,267
OREO and repossessed assets	209	8	84	381	149
Total nonperforming assets	$7,179	$7,835	$5,236	$5,032	$8,416
Net charge-offs/(recoveries)	(595)	857	(240)	3,189	1,756
Net charge-offs/(recoveries) to average loans	(0.14)%	0.20%	(0.06)%	0.74%	0.41%
Nonperforming loans to total loans	0.40%	0.45%	0.31%	0.27%	0.48%
Nonperforming assets to total assets	0.29%	0.33%	0.23%	0.23%	0.38%
Allowance for loan losses to total loans	1.54%	1.39%	1.36%	1.24%	1.32%
Allowance for loan losses to nonperforming loans	388%	306%	446%	457%	274%

For the first quarter of 2020, we had net recoveries of $595 thousand, compared to net charge-offs of $857 thousand for the fourth quarter of 2019 and $1.8 million of net charge-offs for the first quarter of 2019.

The provision for loan losses for the first quarter of 2020 was $2.5 million, an increase of $703 thousand from the fourth quarter of 2019 and an increase of $280 thousand from the first quarter of 2019. The increase in provision expense was due to allocations of reserves for the economic uncertainties related to the novel coronavirus, or COVID-19, which increased the allowance for loan losses balance $3.1 million to $27.0 million, a 12.9% increase from December 31, 2019.

Capital

Total stockholders’ equity was $293.6 million as of March  31, 2020, an increase of $7.9 million from December 31, 2019. The tangible book value per common share increased to $14.55 as of March  31, 2020, from $14.08 as of December 31, 2019. Tangible common equity to tangible assets, a non-GAAP financial measure, decreased to 10.09% as of March  31, 2020, from 10.38% as of December 31, 2019.

The following table presents our capital ratios as of the periods indicated:

	March 31,	December 31,	March 31,
	2020	2019	2019
Capital Ratios(1)
Alerus Financial Corporation
Common equity tier 1 capital to risk weighted assets	12.36%	12.48%	8.35%
Tier 1 capital to risk weighted assets	12.78%	12.90%	8.78%
Total capital to risk weighted assets	16.55%	16.73%	12.61%
Tier 1 capital to average assets	10.62%	11.05%	7.76%
Tangible common equity / tangible assets (2)	10.09%	10.38%	7.17%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	11.80%	11.91%	11.16%
Tier 1 capital to risk weighted assets	11.80%	11.91%	11.16%
Total capital to risk weighted assets	13.05%	13.15%	12.37%
Tier 1 capital to average assets	9.80%	10.20%	9.87%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 9:00 a.m. Central Time on Wednesday, April  29, 2020, to discuss its financial results. The call can be accessed via telephone at (888)  317-6016. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, ND. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to businesses and consumers through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. These solutions are delivered through a relationship-oriented primary point of contact along with responsive and client-friendly technology. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN metropolitan area and Scottsdale and Mesa, AZ. Alerus Retirement and Benefits plan administration offices are located in St. Paul and Albert Lea, MN, East Lansing and Troy, MI, and Bedford, NH.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the new Current Expected Credit Loss Standard; business and economic conditions generally and in the financial services industry, nationally and within our market areas; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry; our ability to successfully manage liquidity risk; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; interest rate risks associated with our business; fluctuations in the values of the securities held in our securities portfolio; governmental monetary, trade and fiscal policies; severe weather, natural disasters, widespread disease or pandemics, such as the COVID-19 global pandemic, acts of war or terrorism or other adverse external events; any material weaknesses in our internal control over financial reporting; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of other reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2020	2019
Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$198,489	$144,006
Investment securities, at fair value
Available-for-sale	354,149	310,350
Equity	—	2,808
Loans held for sale	72,258	46,846
Loans	1,758,277	1,721,279
Allowance for loan losses	(27,019)	(23,924)
Net loans	1,731,258	1,697,355
Land, premises and equipment, net	20,372	20,629
Operating lease right-of-use assets	7,965	8,343
Accrued interest receivable	7,425	7,551
Bank-owned life insurance	31,763	31,566
Goodwill	27,329	27,329
Other intangible assets	17,401	18,391
Servicing rights	3,277	3,845
Deferred income taxes, net	6,185	7,891
Other assets	34,207	29,968
Total assets	$2,512,078	$2,356,878
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$608,559	$577,704
Interest-bearing	1,512,955	1,393,612
Total deposits	2,121,514	1,971,316
Long-term debt	58,762	58,769
Operating lease liabilities	8,480	8,864
Accrued expenses and other liabilities	29,714	32,201
Total liabilities	2,218,470	2,071,150
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 17,105,668 and 17,049,551 issued and outstanding	17,106	17,050
Additional paid-in capital	88,703	88,650
Retained earnings	180,650	178,092
Accumulated other comprehensive income (loss)	7,149	1,936
Total stockholders’ equity	293,608	285,728
Total liabilities and stockholders’ equity	$2,512,078	$2,356,878

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$20,542	$20,659	$21,573
Investment securities
Taxable	1,759	1,555	1,309
Exempt from federal income taxes	235	180	244
Other	570	493	184
Total interest income	23,106	22,887	23,310
Interest Expense
Deposits	3,392	3,532	2,748
Short-term borrowings	—	—	531
Long-term debt	877	896	911
Total interest expense	4,269	4,428	4,190
Net interest income	18,837	18,459	19,120
Provision for loan losses	2,500	1,797	2,220
Net interest income after provision for loan losses	16,337	16,662	16,900
Noninterest Income
Retirement and benefit services	16,220	17,669	15,059
Wealth management	4,046	4,117	3,611
Mortgage banking	5,045	6,066	4,569
Service charges on deposit accounts	423	451	444
Net gains (losses) on investment securities	—	—	127
Other	1,455	1,253	1,264
Total noninterest income	27,189	29,556	25,074
Noninterest Expense
Compensation	18,731	19,021	16,813
Employee taxes and benefits	5,308	4,268	5,428
Occupancy and equipment expense	2,755	2,665	2,745
Business services, software and technology expense	4,444	4,337	3,798
Intangible amortization expense	990	990	1,051
Professional fees and assessments	1,040	865	1,066
Marketing and business development	610	1,138	427
Supplies and postage	703	695	733
Travel	261	452	502
Mortgage and lending expenses	1,043	887	446
Other	841	1,117	505
Total noninterest expense	36,726	36,435	33,514
Income before income taxes	6,800	9,783	8,460
Income tax expense	1,437	2,131	2,024
Net income	$5,363	$7,652	$6,436
Per Common Share Data
Earnings per common share	$0.31	$0.44	$0.47
Diluted earnings per common share	$0.30	$0.43	$0.46
Dividends declared per common share	$0.15	$0.15	$0.14
Average common shares outstanding	17,070	17,049	13,781
Diluted average common shares outstanding	17,405	17,397	14,078

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	March 31,	December 31,	March 31,
	2020	2019	2019
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$293,608	$285,728	$203,949
Less: Goodwill	27,329	27,329	27,329
Less: Other intangible assets	17,401	18,391	21,422
Tangible common equity (a)	248,878	240,008	155,198
Total assets	2,512,078	2,356,878	2,213,758
Less: Goodwill	27,329	27,329	27,329
Less: Other intangible assets	17,401	18,391	21,422
Tangible assets (b)	2,467,348	2,311,158	2,165,007
Tangible common equity to tangible assets (a)/(b)	10.09%	10.38%	7.17%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$293,608	$285,728	$203,949
Less: Goodwill	27,329	27,329	27,329
Less: Other intangible assets	17,401	18,391	21,422
Tangible common equity (c)	248,878	240,008	155,198
Total common shares issued and outstanding (d)	17,106	17,050	13,801
Tangible book value per common share (c)/(d)	$14.55	$14.08	$11.25

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Return on Average Tangible Common Equity
Net income	$5,363	$7,652	$6,436
Add: Intangible amortization expense (net of tax)	782	782	830
Net income, excluding intangible amortization (e)	6,145	8,434	7,266
Average total equity	294,727	285,017	199,854
Less: Average goodwill	27,329	27,329	27,329
Less: Average other intangible assets (net of tax)	14,128	14,912	17,329
Average tangible common equity (f)	253,270	242,776	155,196
Return on average tangible common equity (e)/(f)	9.76%	13.78%	18.99%
Net Interest Margin (tax-equivalent)
Net interest income	$18,837	$18,459	$19,120
Tax-equivalent adjustment	100	89	92
Tax-equivalent net interest income (g)	18,937	18,548	19,212
Average earnings assets (h)	2,271,004	2,135,682	2,019,666
Net interest margin (tax-equivalent) (g)/(h)	3.35%	3.45%	3.86%
Efficiency Ratio
Noninterest expense	$36,726	$36,435	$33,514
Less: Intangible amortization expense	990	990	1,051
Adjusted noninterest expense (i)	35,736	35,445	32,463
Net interest income	18,837	18,459	19,120
Noninterest income	27,189	29,556	25,074
Tax-equivalent adjustment	100	89	92
Total tax-equivalent revenue (j)	46,126	48,104	44,286
Efficiency ratio (i)/(j)	77.47%	73.68%	73.30%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended
	March 31, 2020		December 31, 2019		March 31, 2019
		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$163,351	1.24%	$100,058	1.69%	$11,237	2.49%
Investment securities (1)	337,160	2.45%	296,773	2.38%	254,613	2.58%
Loans held for sale	33,138	3.08%	51,766	3.01%	12,968	3.31%
Loans
Commercial:
Commercial and industrial	479,291	5.26%	473,489	5.30%	485,419	5.52%
Real estate construction	26,723	5.03%	23,901	5.20%	31,164	5.67%
Commercial real estate	508,164	4.61%	460,457	4.71%	479,839	4.92%
Total commercial	1,014,178	4.93%	957,847	5.01%	996,422	5.24%
Consumer
Residential real estate first mortgage	460,726	4.10%	454,854	4.15%	449,763	4.33%
Residential real estate junior lien	173,436	5.17%	179,714	5.29%	189,108	5.85%
Other revolving and installment	83,253	4.69%	88,896	4.69%	96,415	4.58%
Total consumer	717,415	4.43%	723,464	4.50%	735,286	4.76%
Total loans (1)	1,731,593	4.72%	1,681,311	4.79%	1,731,708	5.03%
Federal Reserve/FHLB stock	5,762	4.75%	5,774	4.67%	9,140	5.15%
Total interest earning assets	2,271,004	4.11%	2,135,682	4.27%	2,019,666	4.70%
Noninterest earning assets	148,661		153,838		160,316
Total assets	$2,419,665		$2,289,520		$2,179,982
Interest-Bearing Liabilities
Interest-bearing demand deposits	$459,028	0.46%	$442,945	0.52%	$419,325	0.39%
Money market and savings deposits	803,838	1.04%	698,533	1.19%	684,487	1.01%
Time deposits	199,088	1.59%	195,963	1.72%	185,619	1.40%
Short-term borrowings	—	—%	—	—%	83,331	2.59%
Long-term debt	58,755	6.00%	58,760	6.05%	58,811	6.28%
Total interest-bearing liabilities	1,520,709	1.13%	1,396,201	1.26%	1,431,573	1.19%
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	564,307		559,363		509,573
Other noninterest-bearing liabilities	39,922		48,939		38,982
Stockholders’ equity	294,727		285,017		199,854
Total liabilities and stockholders’ equity	$2,419,665		$2,289,520		$2,179,982
Net interest rate spread		2.98%		3.01%		3.51%
Net interest margin, tax-equivalent (2)		3.35%		3.45%		3.86%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”